SECURITIES PURCHASE AGREEMENT


                               By and Between


          BELL ATLANTIC CORPORATION (D/B/A VERIZON COMMUNICATIONS)

                                    and


                   NORTHPOINT COMMUNICATIONS GROUP, INC.



                         Dated as of August 7, 2000








                             TABLE OF CONTENTS

                                                                 Page

                                 ARTICLE I

                      AUTHORIZATION AND SALE OF SHARES

Section 1.1 Authorization...........................................2
Section 1.2 Issuance and Sale of Shares.............................2

                                 ARTICLE II

                                  CLOSING

Section 2.1 Closing Date............................................2
Section 2.2 Delivery and Payments...................................2

                                ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF NORTHPOINT

Section 3.1 Authority Relative to this Agreement
            and the Registration Rights Agreement...................3
Section 3.2 No Conflict; Required Filings and Consents..............3
Section 3.3 Brokers.................................................4

                                 ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF VERIZON

Section 4.1 Authority Relative to this Agreement
            and the Registration Rights Agreement...................5
Section 4.2 Investment..............................................5
Section 4.3 Rule 144................................................6
Section 4.4 Brokers.................................................6

                                 ARTICLE V

                            CONDITIONS PRECEDENT

Section 5.1 Conditions to Verizon's Obligation......................6
Section 5.2 Conditions to the Obligations of NorthPoint.............7

                                 ARTICLE VI

                          COVENANTS OF NORTHPOINT

Section 6.1 Availability of NorthPoint Common Stock.................8
Section 6.2 Additional Agreements...................................8

                                ARTICLE VII

                RESTRICTION ON TRANSFERABILITY OF SECURITIES

Section 7.1 Restrictive Legend......................................9
Section 7.2 Transfer Restriction....................................9

                                ARTICLE VIII

                                TERMINATION
Section 8.1 Termination............................................10

                                 ARTICLE IX

                               MISCELLANEOUS

Section 9.1 Governing Law..........................................10
Section 9.2 Entire Agreement; Amendment............................10
Section 9.3 Notices................................................11
Section 9.4 Counterparts...........................................12
Section 9.5 Severability...........................................12
Section 9.6 Titles and Subtitles...................................12
Section 9.7 Further Actions; Reasonable Efforts....................12
Section 9.8 Expenses...............................................13


Exhibits

Exhibit A --Form of Certificate of Designation for 9% Convertible Preferred
            Stock
Exhibit B --Form of Registration Rights Agreement


                    SECURITIES PURCHASE AGREEMENT


            This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of August 7, 2000 by and between NorthPoint Communications Group, Inc., a Delaware corporation ("NorthPoint") and Bell Atlantic Corporation (d/b/a Verizon Communications), a Delaware corporation ("Verizon").

            WHEREAS, concurrently with the execution of this Agreement, NorthPoint and Verizon are entering into an Agreement and Plan of Merger (the "Merger Agreement") providing for, among other things, (i) the contribution by Verizon to Verizon Ventures I Inc., a Delaware corporation ("Parent"), of cash and certain assets used by Verizon in connection with its digital subscriber line operations in exchange for shares of Parent's common stock and (ii) the merger of a wholly owned subsidiary of Parent with and into NorthPoint, with NorthPoint surviving as a wholly owned subsidiary of Parent;

            WHEREAS, NorthPoint has authorized the sale and issuance of an aggregate of 150,000 shares of its 9% Convertible Preferred Stock (the "Convertible Preferred Stock");

            WHEREAS, Verizon desires to purchase from NorthPoint, and NorthPoint desires to sell to Verizon, 150,000 shares of the Convertible Preferred Stock on the terms and subject to the conditions set forth herein;

            WHEREAS, concurrently with the execution of this Agreement, Verizon and NorthPoint are entering into a Registration Rights Agreement providing Verizon with certain registration rights (the "Registration Rights Agreement");

            NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties set forth herein, the parties hereby agree as follows:


                                 ARTICLE I

                      AUTHORIZATION AND SALE OF SHARES

            Section 1.1 Authorization. NorthPoint has heretofore authorized
(i) the issuance and sale to Verizon pursuant to this Agreement of an aggregate of 150,000 fully paid and nonassessable shares of Convertible Preferred Stock having the rights, preferences and privileges set forth in the Certificate of Designation attached to this Agreement as Exhibit A (the "Shares") and (ii) the issuance of a sufficient number of fully paid and nonassessable shares of common stock, par value $0.001 per share (the "Common Stock"), of NorthPoint upon conversion of the Shares.

            Section 1.2 Issuance and Sale of Shares. Upon the terms and subject to the conditions set forth herein, on the Closing Date (as defined below), NorthPoint will issue and sell to Verizon, and Verizon will purchase from NorthPoint, 150,000 Shares at a purchase price of $1,000 per Share in cash (the "Purchase Price").


                                 ARTICLE II

                                  CLOSING

            Section 2.1 Closing Date. The closing of the purchase and sale of the Shares under this Agreement (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of all of the conditions set forth in Article V (the date of the Closing is hereinafter referred to as the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, or at such other time or place as Verizon and NorthPoint may mutually agree.

            Section 2.2 Delivery and Payments At the Closing, subject to the terms and conditions hereof, NorthPoint will deliver to Verizon one certificate representing 150,000 Shares registered in the name of Verizon. Payment of the purchase price for the Shares to be purchased by Verizon under this Agreement shall be made or caused to be made by Verizon to NorthPoint by check or by wire transfer payable to the order of NorthPoint.


                                ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF NORTHPOINT

            Except as set forth in the disclosure schedule delivered by NorthPoint to Verizon on the date hereof (the "NorthPoint Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant as specified therein), NorthPoint hereby represents and warrants to Verizon as follows:

            Section 3.1 Authority Relative to this Agreement and the Registration Rights Agreement. NorthPoint has the necessary corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Registration Rights Agreement by NorthPoint, and the consummation by NorthPoint of the transactions contemplated hereby and thereby, including the issuance and sale of the Shares and the issuance of the shares of Common Stock upon conversion of the Shares, have been duly authorized by all necessary corporate action on the part of NorthPoint. This Agreement and the Registration Rights Agreement has been duly executed and delivered by NorthPoint and, assuming the due authorization, execution and delivery thereof by Verizon, constitute legal, valid and binding obligations of NorthPoint, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

            Section 3.2 No Conflict; Required Filings and Consents. (a) Except as described in subsection (b) below or except as set forth in
Section 3.2(a) of the NorthPoint Disclosure Schedule, the execution and delivery of this Agreement and the Registration Rights Agreement by NorthPoint do not, and the performance of this Agreement and the Registration Rights Agreement by NorthPoint will not, (i) violate or conflict with the Certificate of Incorporation or By-laws of NorthPoint,
(ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to NorthPoint or any of its Subsidiaries (as defined in the Merger Agreement) or by which any of their respective property or assets (including investments) is bound or affected, (iii) violate or conflict with the Certificate of Incorporation or By-laws of any of NorthPoint's Subsidiaries, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets (including investments) of NorthPoint or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or result in any modification or alteration of, or require the consent of any other party to, any contract, instrument, permit, license or franchise to which NorthPoint or any of its Subsidiaries is a party or by which NorthPoint, any of such Subsidiaries or any of their respective property or assets (including investments) is bound or affected, except in the case of this clause (iv) for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect (as defined in the Merger Agreement) on NorthPoint.

                  (b) (i) Except for applicable requirements, if any, under the DGCL and any filings required under any state securities or blue sky laws and the premerger notification requirements of the HSR Act, neither NorthPoint nor any of its Subsidiaries is required to submit any notice, report or other filing with any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental U.S. or foreign self- regulatory agency, commission or authority or any arbitral tribunal (each, a "Governmental Entity") in connection with the execution, delivery or performance of this Agreement and the Registration Rights Agreement and
(ii) no waiver, consent, approval or authorization of any Governmental Entity is required to be obtained by NorthPoint or any of its Subsidiaries in connection with its execution, delivery or performance of this Agreement or the Registration Rights Agreement.

            Section 3.3 Brokers. Except for Goldman, Sachs & Co., a true and complete copy of whose engagement letter has been provided to Verizon prior to the execution hereof, and Frank Yeary, the terms of whose engagement have been disclosed to Verizon prior to the execution hereof, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement based upon arrangements made by or on behalf of NorthPoint or any of its Subsidiaries.
                                 ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF VERIZON

            Verizon hereby represents and warrants to NorthPoint as follows:

            Section 4.1 Authority Relative to this Agreement and the Registration Rights Agreement. Verizon has the necessary corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Registration Rights Agreement by Verizon, and the consummation by Verizon of the transactions contemplated hereby and thereby, including the purchase of the Shares and the shares of Common Stock upon conversion of the Shares, have been duly authorized by all necessary corporate action on the part of Verizon. This Agreement and the Registration Rights Agreement have been duly executed and delivered by Verizon and, assuming the due authorization, execution and delivery thereof by Verizon, constitute legal, valid and binding obligations of Verizon, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

            Section 4.2 Investment. (a) Verizon is acquiring the Shares for investment for its own account, and not with a view to any distribution thereof in violation of the securities laws. NorthPoint understands that such Shares and the shares of NorthPoint Common Stock issuable upon conversion of such Shares have not been registered under the Securities Act by reason of specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the NorthPoint's representations as expressed herein.

            (b) Verizon's financial condition and investments are such that it is in a position to hold the Shares and the shares of NorthPoint Common Stock issuable upon conversion of such Shares for an indefinite period, bear the economic risks of the investment and withstand the complete loss of the investment. Verizon has extensive knowledge and experience in financial and business matters and has the capability to evaluate the merits and risks of the Shares and the shares of NorthPoint Common Stock issuable upon conversion of such Shares. Verizon qualifies as an "accredited investor" as such term is defined in Section 2(15) of the Securities Act and Regulation D promulgated thereunder.

            Section 4.3 Rule 144. Verizon acknowledges that the Shares to be purchased by Verizon and the shares of NorthPoint Common Stock issuable upon conversion of the Shares must be held indefinitely unless subsequently registered under the Securities Act or any applicable state securities laws or unless exemptions from such registrations are available. Verizon is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

            Section 4.4 Brokers. Except for Morgan, Stanley & Co. Incorporated, the fees of which will be paid by Verizon, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement based upon arrangements made by or on behalf of Verizon.


                                 ARTICLE V

                            CONDITIONS PRECEDENT

            Section 5.1 Conditions to Verizon's Obligation. The obligation of Verizon to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of NorthPoint contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof) shall also be true and correct on the date hereof and on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

                  (b) Agreements and Covenants. NorthPoint shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

                  (c) Legality. No federal, state or foreign statute, rule, regulation, executive order, decree, injunction or administrative order shall have been enacted, entered, promulgated or enforced by any governmental entity which is in effect and has the effect of making the purchase and sale of the Shares or the shares of Common Stock issuable upon conversion of the Shares illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement.

                  (d) Consents Under NorthPoint Agreements. NorthPoint shall have obtained the consent or approval of any person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated by this Agreement and entering into the Registration Rights Agreement.

                  (e) Blue Sky. NorthPoint shall have obtained all necessary "blue sky" law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the underlying shares of NorthPoint Common Stock issuable upon conversion of the Shares.

                  (f) Certificate of Designation. The Certificate of Designation shall have been filed in the office of the Secretary of State of the State of Delaware.

                  (g) Registration Rights Agreement. NorthPoint shall have executed and delivered the Registration Rights Agreement in substantially the form attached hereto as Exhibit B.

                  (h) Amendments to Credit Agreement. The conditions set forth in paragraphs F and G under the caption "Conditions to Signing the Credit Agreement" in Exhibit A to the Commitment Letter, dated as of August 7, 2000, between Verizon and NorthPoint Communications, Inc., shall have been satisfied.

            Section 5.2 Conditions to the Obligations of NorthPoint. The respective obligation of NorthPoint to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Verizon contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof) shall also be true and correct on the date hereof and on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

                  (b) Performance of Obligations. Verizon shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.


                                 ARTICLE VI

                          COVENANTS OF NORTHPOINT

            NorthPoint hereby covenants with Verizon as follows:

            Section 6.1 Availability of NorthPoint Common Stock. NorthPoint shall at all times reserve and keep available out of the authorized but unissued NorthPoint Common Stock, for the purpose of effecting the conversion of the Shares, the full number of shares of NorthPoint Common Stock then issuable upon the conversion of the Shares. NorthPoint will, from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of NorthPoint Common Stock if at any time the number of shares of NorthPoint Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of the Shares.

            Section 6.2 Additional Agreements. NorthPoint agrees to use all commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary and filings, and to use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to effect all necessary filings under the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the Communications Act of 1934, as amended, as Verizon may request. Without limiting the generality of the foregoing, at the request of Verizon, NorthPoint shall assist with the preparation and filing of the proper notification in accordance with the HSR Act, shall promptly comply with any requests for additional information, and shall use its commercially reasonable efforts to obtain termination of the waiting period thereunder as promptly as practicable.


                                ARTICLE VII

                RESTRICTION ON TRANSFERABILITY OF SECURITIES

            Section 7.1 Restrictive Legend. Each certificate representing
(a) the Shares, (b) shares of NorthPoint Common Stock issuable upon conversion of any Shares, and (c) any other securities issued in respect of the Shares or NorthPoint Common Stock issued upon conversion of any Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (each of the foregoing securities in clauses
(a) through (c) being referred to herein as "Restricted Securities"), shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to the legend required under any applicable state securities laws):

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. SUCH SHARES ARE ALSO SUBJECT TO THE PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF AUGUST 7, 2000, BETWEEN BELL ATLANTIC CORPORATION (D/B/A VERIZON COMMUNICATIONS ) AND NORTHPOINT COMMUNICATIONS GROUP, INC., AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH.

NorthPoint will promptly, upon request, remove any such legend when transfer is no longer restricted by applicable law.

            Section 7.2 Transfer Restriction. Verizon agrees that it shall not, without the prior written consent of NorthPoint, transfer or assign any of the Convertible Preferred Stock acquired by it pursuant to this Agreement to any third party, other than one or more wholly-owned subsidiaries of Verizon, prior to the earlier of (i) the termination of the Merger Agreement or (ii) the consummation of the transactions contemplated by the Merger Agreement.


                                ARTICLE VIII

                                TERMINATION

            Section 8.1 Termination. Notwithstanding anything contained herein to the contrary, this Agreement may be terminated at any time prior to the Closing Date:

                  (a) by the mutual written consent of Verizon and NorthPoint; or

                  (b) by either Verizon or NorthPoint if the Merger Agreement shall have been terminated prior to the Closing.

            In the event that this Agreement shall be terminated pursuant to this Article VIII, all further obligations of the parties under this Agreement shall be terminated without further liability of any party to any other party, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.


                                 ARTICLE IX

                               MISCELLANEOUS

            Section 9.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF).

            Section 9.2 Entire Agreement; Amendment. This Agreement, including the exhibits hereto, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any matter by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

            Section 9.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                   (a)  if to Verizon:

                   Bell Atlantic Corporation (d/b/a Verizon Communications) 1717 Arch Street, 29th Fl.
                   Philadelphia, Pennsylvania 19103
                   Attention:   Stephen E. Smith
                   Telecopy:    (215) 557-7249

                   with copies to:

                   Bell Atlantic Corporation (d/b/a Verizon Communications) 1095 Avenue of the Americas
                   New York, New York 10036
                   Attention:   Marianne Drost
                   Telecopy:    (212) 764-2739

                   and

                   Skadden, Arps, Slate, Meagher & Flom LLP
                   Four Times Square
                   New York, New York 10036
                   Attention:   Peter Allan Atkins, Esq.
                                Martha E. McGarry, Esq.
                   Telecopy:    (212) 735-2000

                   (b)  if to NorthPoint:

                   NorthPoint Communications Group, Inc.
                   303 Second Street, South Tower
                   San Francisco, California  94107
                   Attention:   Michael P. Glinsky
                   Telecopy No.:(415) 403-4004

                   with a copy to:

                   Latham & Watkins
                   1001 Pennsylvania Avenue, N.W.
                   Suite 1300
                   Washington, DC 20004
                   Attention:   James F. Rogers, Esq.
                   Telecopy:    (202) 637-2201

            Section 9.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by only one of the parties hereto, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

            Section 9.5 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provisions; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

            Section 9.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The terms "affiliate" and "associate" shall have the meanings ascribed to them in Rule 12b-2 promulgated under the Exchange Act and the term "beneficial ownership" shall have the meaning as such term is used in Rule 13d-3 promulgated under the Exchange Act.

            Section 9.7 Further Actions; Reasonable Efforts. Upon the terms and subject to the conditions hereof, each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including without limitation the obtaining of all necessary consents, approvals, or waivers from third parties.

            Section 9.8 Expenses. NorthPoint and Verizon shall each bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

            IN WITNESS WHEREOF, each of the undersigned has caused the foregoing Agreement to be executed as of the date first above written.

                        BELL ATLANTIC CORPORATION (D/B/A
                            VERIZON COMMUNICATIONS)


                        By:
                            -------------------------------------
                              Name:
                              Title:


                        NORTHPOINT COMMUNICATIONS GROUP, INC.


                        By:
                            -------------------------------------
                              Name:
                              Title: